Exhibit 99.3

Press Release For immediate release
Invesco Mortgage Capital Inc. Announces Sale and Issuance of an Additional $50 Million Exchangeable Senior Notes Due 2018 Contact: Bill Hensel, 404-479-2886

Atlanta – March 15, 2013 – Invesco Mortgage Capital Inc. (the “Company”) (NYSE: IVR) announced today that IAS Operating Partnership LP, the operating partnership through which the Company conducts its operations (the “Operating Partnership”), sold and issued an additional $50 million in aggregate principal amount of its 5.00% Exchangeable Senior Notes due 2018 pursuant to the exercise in full of an option granted to the initial purchasers.

The notes are senior unsecured obligations of the Operating Partnership. The Company will guarantee the payment of amounts due on the notes.

Interest on the notes will be payable semi-annually on March 15 and September 15, beginning on September 15, 2013. The notes will mature on March 15, 2018, unless repurchased or exchanged in accordance with their terms prior to such date.

The notes may be exchanged for shares of the Company’s common stock at the applicable exchange rate at any time prior to the close of business on the second scheduled trading day prior to the maturity date. The initial exchange rate for each $1,000 aggregate principal amount of the notes is 42.0893 shares of the Company’s common stock, equivalent to an exchange price of approximately $23.76 per share, which represents an approximately 15% premium to the closing price of the Company’s common stock on March 6, 2013 (the date of the initial purchase of $350 million aggregate principal amount of notes).

The Operating Partnership will not be permitted to redeem the notes prior to maturity.

The notes were offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neither the notes nor any shares of the Company’s common stock that may be issued upon exchange of the notes have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United

Invesco Mortgage Capital Inc. Two Peachtree Pointe 1555 Peachtree Street, N.E. Atlanta, GA 30309 Telephone: 404-479-1095

States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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Cautionary Notice Regarding Forward-Looking Statements

This release may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “may,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report filed on Form 10-K for the year ended December 31, 2012, which is available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate, except as required by law.

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